EXHIBIT 99.1
June 29, 2007
Dear Shareholders (and friends) of AssuranceAmerica,
We continue to focus on productivity in our Retail agencies. Turnover and lack of training have been issues, along with the softening of the market in Florida.
The Carrier/MGA continues to show excellent growth in revenue as we continue our geographic expansion by entering the Texas, Mississippi and Louisiana markets.
Following is our report on our May and year-to-date results.

	May (Unaudited)
	Current Month			Full Year
	2007	2006	Change	2007	2006	Change
	(In $1,000)%			(In $1,000)%

• Gross Premiums Produced[1]*	$10,888	$10,967	(0.1)%	$62,904	$68,353	(8)%

• MGA/Carrier Gross Premiums Produced [1,2]	$8,101	$5,523	47%	$45,753	$37,335	23%
• MGA/Carrier Revenues [2]	$4,476	$3,524	27%	$22,003	$19,495	13%

• Retail Agencies Gross Premium Produced [1,2]*	$4,702	$6,558	(28)%	$29,577	$38,435	(23)%
• Retail Agencies Group Revenues [2] *	$732	$1,049	(30)%	$5,014	$5,916	(15)%

• Company Revenues*	$4,896	$4,372	12%	$24,810	$24,112	3%
• Company Pre-Tax Income before stock option*	$105	$200	(48)%	$1,465	$1,798	(19)%
• Company Pre-Tax Income*	$64	$150	(57)%	$1,256	$1,628	(23)%

1 Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.
2 Before intercompany eliminations
* Current year financial data includes agency acquisitions that may not be included in prior year data
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Thank you for your continued interest and confidence in AssuranceAmerica Corporation.
Sincerely,

/s/ Guy W. Millner	/s/ Lawrence (Bud) Stumbaugh

Guy W. Millner	Lawrence (Bud) Stumbaugh
Chairman	President and Chief Executive Officer
This document is for informational purposes only and is not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in
AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.